                                                                      Exhibit 11
                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                                  (unaudited)

                                                                               QUARTER ENDED MARCH 31
                                                                               ----------------------
                                                                               1994               1993
                                                                           ------------       ------------
                                                                                               (RESTATED)
                                                                                               ----------
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,213,407          7,841,565
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                              ---------          ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,661,177          7,864,475
                                                                              =========          =========

        Net Income Available to Common Shareholders . . . . .           $       667,000    $     1,765,000
                                                                              =========          =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.07              $0.23
                                                                                  =====              =====

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,213,407          7,841,565
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                              ---------          ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,661,177          7,864,475
                                                                              =========          =========

        Net Income Available to Common Shareholders . . . . .           $       667,000    $     1,765,000
                                                                              =========          =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.07              $0.23
                                                                                  =====              =====

                                                                             NINE MONTHS ENDED MARCH 31
                                                                             --------------------------
                                                                               1994               1993
                                                                           ------------       ------------
                                                                                               (RESTATED)
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,211,906          7,858,156
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                              ---------          ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,659,676          7,858,066
                                                                              =========          =========

        Net Income Available to Common Shareholders . . . . .           $     1,750,000    $     4,833,000
                                                                              =========          =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.18              $0.62
                                                                                  =====              =====

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,243,842          7,851,066
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910             22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860                ---
                                                                              ---------          ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,691,612          7,881,156
                                                                              =========          =========

        Net Income Available to Common Shareholders . . . . .           $     1,750,000    $     4,833,000
                                                                              =========          =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.18              $0.62
                                                                                  =====              =====